Exhibit 99.1

CERTIFICATION OF EQUIVALENT OF

CHIEF EXECUTIVE OFFICER/CHIEF FINANCIAL OFFICER

OF

ALLIANCE DATA SYSTEMS 401(k) AND

RETIREMENT SAVINGS PLAN

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 11-K for the years ended December 31, 2002 and 2001 and Supplemental Schedule (the “Form 11-K”) for the Alliance Data Systems 401(k) and Retirement Savings Plan (the “Plan”).

I, Dwayne H. Tucker, Executive Vice President and Chief Administrative Officer for Alliance Data Systems Corporation, certify that to the best of my knowledge:

(i)  the Form 11-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)  the information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 26, 2003

/s/ Dwayne H. Tucker
Name: Dwayne H. Tucker
Executive Vice President, Chief Administrative Officer
Alliance Data Systems Corporation

Subscribed and sworn to before me
this 26th day of June, 2003.

/s/ Jane Baedke
Name: [name]
Title: Notary Public
My commission expires:

[date]	10/23/04

A signed original of this written statement required by Section 906 has been provided to Alliance Data Systems Corporation and will be retained by Alliance Data Systems Corporation and furnished to the Securities and Exchange Commission or its staff upon request.